                                                                   Exhibit 10.30

                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated December 31, 1996, by and among Summit Medical Systems, Inc., a Minnesota corporation ("Purchaser"), C. L. McIntosh & Associates, Inc. (the "Company"), and Charles L. McIntosh, an individual resident of the state of Maryland ("Executive").

          WHEREAS, Executive has heretofore been employed as an executive officer of the Company;

          WHEREAS, Purchaser has agreed to acquire the Company pursuant to an Agreement and Plan of Merger, dated December 31, 1996 by and among Purchaser, CLM Acquisition Corp., a Minnesota corporation ("Merger Subsidiary") and the Company (the "Merger Agreement"), which provides for the merger of the Company with and into Merger Subsidiary (the "Merger") (all capitalized terms not defined herein are as defined in the Merger Agreement);

          WHEREAS, Purchaser and the Company have further agreed on, among other things, the execution of this Agreement; and

          WHEREAS, the Company desires to retain the services of Executive subsequent to the consummation of the Merger, and Executive desires to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the respective covenants and commitments of Purchaser, the Company and Executive set forth below, and as an inducement to Purchaser to consummate the Merger, the Company and Executive hereby agree as follows:

          1.   Employment. The Company hereby employs Executive, and Executive
               ----------
accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement. Purchaser agrees that it is jointly and severally liable with the Company for all duties and obligations undertaken by the Company under this Agreement, including, but not limited to, payment of Executive's compensation and provision of his benefits.

          2.   Term. Unless terminated at an earlier date in accordance with
               ----
Section 9 of this Agreement, the term of Executive's employment hereunder shall commence on the day following the Effective Time and shall extend for a continuous period until three years from the date thereof. Thereafter, the terms of this Agreement shall be extended for successive one year periods unless Purchaser, the Company or Executive objects to such extension by written notice to the other party at least 90 days prior to the expiration of such initial term or any extension thereof.

          3.   Position and Duties.
               -------------------

               3.01  Service with Company.  During the term of this
                     --------------------
Agreement, Executive agrees to serve as President of the Company and Vice President of the Purchaser and to perform such employment duties, consistent with the position of President of the Company and Vice President of the Purchaser, as shall be assigned to him from time to time. Purchaser agrees to appoint Executive, and Executive agrees to serve, as a member of the Board of Directors of the Company, and as a member of the executive council of the Purchaser.

               3.02  Performance of Duties.  Executive agrees to serve the
                     ---------------------
Company faithfully and to the best of his ability and to devote his full time, attention and efforts to the business and affairs of the Company during the term of his employment. Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement and that, during the term of his employment, he will not render or perform any services for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement or which would otherwise impair his ability to perform his duties hereunder.

          4.   Compensation.
               ------------

               4.01  Base Salary.  As base compensation for all services to
                     -----------
be rendered by Executive under this Agreement during the term of this Agreement, the Company shall pay to Executive an annual salary of $175,000 in accordance with normal payroll procedures and policies.

               4.02  Incentive Compensation.  Executive shall be entitled to
                     ----------------------
participate in such bonus or incentive compensation plans as may be established by Purchaser's Board of Directors from time to time for Purchaser's executive level employees.

               4.03  Option.  On the date Executive's employment hereunder
                     ------
with the Purchaser commences, the Purchaser shall grant Executive an employee stock option to purchase 70,000 shares of Common Stock of the Purchaser under the Purchaser's 1993 Stock Option Plan (the "Option Plan"), subject to the terms of the Stock Option Agreement between the Purchaser and the Executive, dated December 31, 1996.

               4.04  Participation in Benefit Plans.  During the term of
                     ------------------------------
Executive's employment by the Company, Executive shall be entitled to receive such life, disability, medical, dental and other insurance coverage (including directors and officers insurance) as are being provided by the Purchaser to its executive level employees from time to time to the extent that Executive's age, position or other factors qualify him for such fringe benefits. The current benefits to which Executive is entitled are set forth on Schedule 4.04 hereto.

Nothing in this Agreement is intended to or shall in any way restrict Purchaser's right to amend, modify or terminate any of its benefit plans during the term of Executive's employment.

               4.05  Expenses.   In accordance with the Company's normal
                     --------
policies for expense verification, the Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate documentation in accordance with Purchaser's normal policy for expense verification.

          5.   Confidential Information. Except as permitted or directed by
               ------------------------
Purchaser, during the term of this Agreement or at any time thereafter, Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company or of any affiliate of the Company including Purchaser and its other subsidiaries (collectively, the "Purchaser Affiliates") which Executive has acquired or become acquainted with prior to the term of this Agreement while working for the Company or will acquire or become acquainted with during the term of this Agreement, whether or not during regular working hours, in each case, whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company or of any Purchaser Affiliate, any customer or supplier lists of the Company or of any Purchaser Affiliate, any confidential or secret development or research work of the Company or of any Purchaser Affiliate, or any other confidential information or secret aspects of the business of the Company or of any Purchaser Affiliate. Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and of the respective Purchaser Affiliates and represents a substantial investment of time and expense by the Company and by the Purchaser Affiliates and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company or of any Purchaser Affiliate would be wrongful and would cause irreparable harm to such Purchaser Affiliate. Both during and after the term of this Agreement, Executive will not intentionally act in any manner that is reasonably likely to reduce the value of such knowledge or information to any Purchaser Affiliate. The foregoing obligations of confidentiality shall not apply to any knowledge or information which before being divulged by the Executive (i) has become generally known to the public through no wrongful act of the Executive; (ii) has been rightfully received by the Executive from a third party without restriction on disclosure and without breach of an obligation of confidentiality running either directly or indirectly to any Purchaser Affiliate;

(iii) has been approved for release and released to the general public by written authorization of any Purchaser Affiliate; (iv) has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure, or has been required to be disclosed by operation of law; or (v) is independently developed by the Executive without use, directly or indirectly, of any knowledge or information that is proprietary knowledge or information of the Company or any Purchaser Affiliate.

          6.   Ventures.  If, during the term of Executive's employment
               --------
pursuant to this Agreement, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as formally approved by Purchaser's Board of Directors, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the salary to be paid to Executive as provided in this Agreement.

          7.   Intellectual Property.
               ---------------------

               7.01  Assignment. Executive hereby assigns and agrees to assign
                     ----------
to the Company, to the extent such rights are not already owned by the Company,
(a) all tangible embodiments of and intellectual property rights in developments made or conceived by Executive solely or in collaboration with others prior to his employment with the Company and provided to the Purchaser or the Company directly, or indirectly through any predecessor entity to the Company, by Executive and (b) all intellectual property rights in developments made or conceived by Executive solely or in collaboration with others during the term of his employment by the Company. Executive further agrees that all copyrightable works made by Executive for the Company shall be considered "works made for hire" for the benefit of the Company and to the extent not qualifying as "works made for hire" are hereby assigned to the Company. Executive will disclose promptly and fully to the Company all developments owned by the Company under this Agreement. Executive warrants that his rights in developments assigned to the Company by this Agreement have not been previously licensed, pledged, assigned or encumbered by Executive.

               7.02  Records. Executive will keep complete and accurate
                     -------
accounts, notes, data and records of all developments in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon request by the Company, Executive will promptly surrender the same to it or, if not previously surrendered upon its request or otherwise, Executive will surrender the same, and all copies thereof, to the Company upon the conclusion of his employment.

          8.   Noncompetition and Nonsolicitation Covenants.
               --------------------------------------------

               8.01  Agreement Not to Compete.  Executive agrees that during
                     ------------------------
the term of his employment by the Company and for one year thereafter (whether termination of employment is with or without cause, or whether it is occasioned by Executive or the Company), (the "Restricted Period"), subject to the following proviso, he shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g. as an adviser, principal, agent, partner, officer, director, stockholder employee, member of an association (other than an industry trade association or similar professional society) or otherwise) in any phase of the business which the Company is conducting during the term of this Agreement or any extensions thereof, provided however in the event of termination pursuant to 9.01(d) or 9.01(e), Executive shall be solely obligated not to engage in competition with the Company during the Restricted Period in the business of clinical trials management.

               8.02  Geographic Extent of Covenant.  The obligations of
                     -----------------------------
Executive under Section 8.01 shall apply to all markets, domestic or foreign, in which the Company has engaged in business during the term of this Agreement or any extensions thereof, through production, promotional sales or marketing activities or has otherwise established goodwill, business reputation or any customer or supplier relationships.

               8.03  Nonsolicitation; Non-hire and Noninterference.  During
                     ---------------------------------------------
the term of this Agreement and for the Restricted Period, Executive shall not
(a) induce or attempt to induce any employee of the Company or of any Purchaser Affiliate to leave the employ of the Company or such Purchaser Affiliate, respectively, or in any way interfere adversely with the relationship between any such employee and such Purchaser Affiliate, (b) induce or attempt to induce any employee of the Company or of any Purchaser Affiliate to work for, render services or provide advice to or supply confidential business information or trade secrets of any Purchaser Affiliate to any third person, firm or corporation, (c) employ, or otherwise pay for services rendered by, any employee of the Company or any Purchaser Affiliate in any business enterprise with which Executive may be associated, connected or affiliated or (d) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company or of any Purchaser Affiliate to cease doing business with the Company or such Purchaser Affiliate, respectively, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company or such Purchaser Affiliate.

               8.04  Indirect Competition or Solicitation.  Executive agrees
                     ------------------------------------
that, during the term of this Agreement and the period covered by Sections 8.01 or 8.03 hereof, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of Sections 8.01 or 8.03 if such activity were carried out by Executive, either directly or indirectly; and, in particular, Executive agrees that he will not, directly or indirectly, induce any employee of the Company or of any Purchaser Affiliate to carry out, directly or indirectly, any such activity.

          9.   Termination.
               -----------

               9.01  Grounds for Termination. This Agreement shall terminate
                     -----------------------
prior to the expiration of the initial term set forth in Section 2 or any extension thereof in the event that at any time during such initial term or any extension thereof :

               (a)  Executive dies, or

               (b) Executive becomes disabled (as defined below), so that he cannot perform the essential functions of his position with or without reasonable accommodation, or

               (c) The Board of Directors of Purchaser elects to terminate this Agreement for "cause" and notifies Executive in writing of such election, or

               (d) The Board of Directors of Purchaser elects to terminate this Agreement without "cause" and notifies Executive in writing of such election, or

               (e) Executive elects to terminate this Agreement and notifies Purchaser in writing of such election.

               If this Agreement is terminated pursuant to the subsections of this Section 9.01, such termination shall be effective immediately.

               9.02 "Cause" Defined.
                    ---------------

               (a) Executive has breached the provision of sections 5, 6, 7 or 8 of this Agreement in any material respect, or

               (b) Executive has engaged in willful and material misconduct, including willful and material failure to perform Executive's duties as an officer of employee of the Company and has failed to "cure" such default within thirty (30) days after receipt of written notice of default from the President of Purchaser, or

               (c) Executive has committed fraud, misappropriation or embezzlement in connection with the Company's business, or

               (d) Executive has been convicted (and all appeals therefrom have been exhausted) or has pleaded nolo contendere to criminal misconduct (except for parking violations, occasional minor traffic violations and similar infractions), or

               (e) Executive's established use of narcotics, liquor or illicit drug has a detrimental effect on the performance of his employment responsibilities, as determined in good faith by Purchaser's Board of Directors.

               In the event that Purchaser terminates Executive's employment for "cause" pursuant to subsection 9.01(c) and Executive objects in writing to the Board's determination that there was proper "cause" for such termination within twenty (20) days after Executive is notified of such termination, the matter shall be resolved by arbitration in accordance with the provisions of Section
10.01. If Executive fails to object to any such determination of "cause" in writing within such twenty (20) day period, he shall be deemed to have waived his right to object to that determination. If such arbitration determines that there was not proper "cause" for termination, such termination shall be deemed to be a termination pursuant to subsection 9.01(d) and Executive's sole remedy shall be to receive the wage continuation benefits contemplated by Section 9.06.

               9.03  Effect of Termination  Notwithstanding any termination
                     ---------------------
of this Agreement, Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive's employment.

               9.04  "Disability" Defined. For the purposes of this Agreement,
                      ----------
the term "disability" shall mean the physical or mental illness or disability of the Executive, which renders him unable to perform his duties hereunder in a significant respect for a period of at least three consecutive months or for shorter periods totaling more than one hundred twenty (120) days during any 365 day period.

               9.05  Surrender of Records and Property.  Upon termination of
                     ---------------------------------
his employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company or which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

               9.06  Wage Continuation. If Executive's employment by the Company
                     -----------------
is terminated by the Company pursuant to subsection 9.01(d), the Company shall continue to pay to Executive his base salary and shall continue to provide health insurance benefits for Executive through the earlier of (a) the date that Executive has obtained other full-time employment, or (b) the expiration of the term of this Agreement; provided, however, that in the event Executive obtains other full time employment, the Company shall continue to pay, until the expiration of the term of this Agreement, the excess, if any, of Executive's base salary over Executive's salary and bonus from his other full time employment. In addition, if Executive's employment by the Company is terminated pursuant to subsection 9.01(a), (b) or (d), Executive (or his guardian or his estate as may be applicable) shall be entitled to receive a pro rata portion (based on the number of days of employment during the fiscal year) of any bonus payment that would have been payable to him for that fiscal year if Executive had been in the employ of the Company for the full fiscal year. If this Agreement is terminated pursuant to subsection 9.01(a), 9.01(b), 9.01(c) or 9.01(e), Executive's right to base salary and benefits shall immediately terminate, except as may otherwise be required by applicable law or the preceding sentence.

          10.  Settlement of Disputes.
               ----------------------

               10.01 Arbitration. Except as provided in section 10.02, any
                     -----------
claims or disputes of any nature between Company, Purchaser and Executive arising from or related to the performance, breach, termination, expiration, application, or meaning of this Agreement or any matter relating to Executive's employment and the termination of that employment by Purchaser shall be resolved exclusively by arbitration in Minneapolis, Minnesota, in accordance with the applicable rules then obtaining of the American Arbitration Association. The fees of the arbitrator(s) and other costs incurred by Executive and Purchaser in connection with such arbitration shall be paid by the party who is unsuccessful in such arbitration.

               The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing.

               10.02 Resolution of Certain Claims - Injunctive Relief. Section
                     ------------------------------------------------
10.01 shall have no application to claims by Purchaser asserting a violation of section 5, 6, 7, 8 or 9.05 or seeking to enforce, by injunction or otherwise, the terms of section 5, 6, 7, 8 or 9.05. Such claims may be maintained by Purchaser in a lawsuit subject to the terms of section 10.03. Executive agrees that, in addition to, but not to the exclusion of any other available remedy, Purchaser shall have the right to enforce the provisions of sections 5, 6, 7, 8 and 9.05 by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefor, and the successful party shall be entitled to recover from the unsuccessful party its reasonable attorneys' fees and costs in any actions related to sections 5, 6, 7, 8 and 9.05.

               10.03 Venue. Any action at law, suit in equity, or judicial
                     -----
proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement or any provision hereof, shall be litigated only in the courts of the state of Minnesota, County of Hennepin. Executive waives any right the Executive may have to transfer or change the venue of any litigation brought against Executive by Purchaser.

               10.04 Severability. To the extent any provision of this Agreement
                     ------------
shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

          11.  Miscellaneous.
               -------------

               11.01 Governing Law. This Agreement is made under and shall be
                     -------------
governed by and construed in accordance with the laws of the state of Minnesota.

               11.02 Prior Agreements. This Agreement contains the entire
                     ----------------
agreement of the parties relating to the employment of Executive by Company and the ancillary matters discussed herein and supersedes all prior agreements and understandings with respect to such matters, and the parties hereto have made no agreements, representations or warranties relating to such employment or ancillary matters which are not set forth herein.

               11.03 Withholding Taxes. The Company may withhold from any
                     -----------------
benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

               11.04 Amendments. No amendment or modification of this Agreement
                     ----------
shall be deemed effective unless made in writing and signed by the both Executive, Purchaser and the Company.

               11.05 No Waiver. No term or condition of this Agreement shall be
                     ---------
deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

               11.06 Assignment. This Agreement shall not be assignable, in
                     ----------
whole or in part, by either party without the written consent of the other party, except that Purchaser may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets. After any such assignment by Purchaser, Purchaser shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this
Section 11.

               11.07 Counterparts. This Agreement may be simultaneously executed
                     ------------
in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

               11.08 Captions and Headings. The captions and paragraph headings
                     ---------------------
used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

               11.09 Notices.  Any notice or communication required or permitted
                     -------
hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by overnight courier, or by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally or by courier, telegraphed or telecopied, or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses such person may subsequently designate by notice given hereunder.

               (a)  if to Purchaser or the Company, to:

                        Summit Medical Systems, Inc.
                        10900 Red Circle Drive
                        Minnetonka, Minnesota  55343
                        Telephone:  (612) 939-2200
                        Facsimile:   (612) 939-2799
                        Attention:  Anthony W. Rees

               with a copy to:

                        Dorsey & Whitney LLP
                        220 South Sixth Street
                        Minneapolis, Minnesota  55402-1498
                        Telephone:  (612) 343-7962
                        Facsimile:   (612) 340-8738
                        Attention:  Jonathan B. Abram

               (b)  if to the Executive, to:

                        C. L. McIntosh & Associates, Inc.
                        12300 Twinbrook Parkway, Suite 625
                        Rockville, MD 20852
                        Telephone:  (301) 770-9590
                        Facsimile:  (301) 770-9584
                        Attention:  Charles L. McIntosh

               with a copy to:

                        Galland, Kharasch, Morse & Garfinkle, P.C.
                        Canal Square
                        1054 31st Street, N.W.
                        Washington, D.C.  20007-4492
                        Telephone:  (202) 342-5247
                        Facsimile:  (202) 342-5219
                        Attention:  Joseph B. Hoffman, Esq.

          IN WITNESS WHEREOF, Executive, Purchaser and the Company have executed this Agreement as of the date set forth in the first paragraph.



                                    ___________________________
                                    Charles L. McIntosh



                                    C. L. MC INTOSH & ASSOCIATES, INC.


                                    By_________________________
                                      Charles L. McIntosh
                                      President



                                    SUMMIT MEDICAL SYSTEMS, INC.


                                    By_________________________
                                      Kevin R. Green
                                      President and Chief Executive Officer